TRANSGLOBE ENERGY CORPORATION ANNOUNCES EXECUTION OF PREPAYMENT AGREEMENT AND MARKETING CONTRACT

TSX: “TGL” & NASDAQ: “TGA”

Calgary, Alberta, February 10, 2017 – TransGlobe Energy Corporation (“TransGlobe” or the “Company”) is pleased to announce the signing of a US$75 million crude oil prepayment agreement between its wholly owned subsidiary, TransGlobe Petroleum International Inc. (“TPI”) and Mercuria Energy Trading SA (“Mercuria”) of Geneva, Switzerland.
The initial advance under the prepayment agreement will be used to refinance the 6.00% convertible debentures of the Company maturing on March 31, 2017 and thereafter for working capital purposes of the Company and its subsidiaries. The Company expects to provide further details on the timing of the redemption of the convertible debentures prior to the end of February.
TPI's obligations under the prepayment agreement will be guaranteed by the Company and the subsidiaries of TPI (the “Guarantors”). The obligations of TPI and the Guarantors will be supported by, among other things, a pledge of equity held by the Company in TPI and a pledge of equity held by TPI in its subsidiaries. This funding arrangement has a term of four years, maturing March 31, 2021 and advances bear interest at a substantially similar rate as the Company's outstanding convertible debentures at current Libor rates. The funding arrangement is revolving with each advance to be satisfied through the delivery of crude oil to Mercuria. Further advances become available upon delivery of crude oil to Mercuria up to a maximum of US$75 million and subject to compliance with the other terms and conditions of the pre-payment agreement. In conjunction with the prepayment agreement, TPI has also entered into a marketing contract with Mercuria to market nine million barrels of TPI’s Egypt entitlement production. The pricing of the crude oil sales will be based on indexed market prices at the time of sale.
The funding arrangement will be available for utilization on the fulfillment of certain conditions, which the Company expects to complete in the next three weeks.
As a leading energy and commodities group, Mercuria is primarily focused on energy, and is present all along the commodity value chain with activities forming a balanced combination of commodity flows and strategic assets. More than 1,000 people are operating from offices worldwide to sustain the Group's extensive business reach with their market knowledge, diversity, and experience.
TransGlobe Energy Corporation is a Calgary-based, growth-oriented oil and gas exploration and development company whose current activities are concentrated in the Arab Republic of Egypt and Canada. TransGlobe's common shares trade on the Toronto Stock Exchange under the symbol TGL and on the NASDAQ Exchange under the symbol TGA. TransGlobe's convertible debentures trade on the Toronto Stock Exchange under the symbol TGL.DB.
Advisory on Forward-Looking Information and Statements
Certain statements included in this news release constitute forward-looking statements or forward-looking information under applicable securities legislation. Such forward-looking statements or information are provided for the purpose of providing information about management's current expectations and plans relating to the future. Readers are cautioned that reliance on such information may not be appropriate for other purposes. Forward-looking statements or information typically contain statements with words such as "anticipate", "believe", "expect", "plan", "intend", "estimate", "may", "will", "would" or similar words suggesting future outcomes or statements regarding future events. In particular, forward-looking information and statements contained in this document include, but are not limited to, statements regarding the terms of and availability of the funds under the funding arrangement with Mercuria; TransGlobe's ability to satisfy the conditions for utilization of funds under the arrangement including the anticipated timing thereof; TransGlobe's ability to deliver sufficient quantities of oil and gas to fulfill its obligations under the funding arrangement; TransGlobe's use of the funds under the prepayment agreement; the term of the funding arrangement; the methods of advance and repayment of funds under the funding arrangement; and the expected timing of announcement of further details regarding the refinancing of the convertible debentures. Forward-looking statements or information are based on a number of factors and assumptions which have been used to develop such statements and information but which may prove to be incorrect. Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Many factors could cause TransGlobe's actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransGlobe.
In addition to other factors and assumptions which may be identified in this news release, assumptions have been made regarding, among other things, anticipated production volumes; TransGlobe's ability to satisfy the conditions to the availability of the funding arrangement; uninterrupted access to areas of TransGlobe's operations and infrastructure; recoverability of reserves and future production rates; current and future commodity prices; that TransGlobe's conduct and results of operations will be consistent with its expectations; that TransGlobe will have the ability to develop its properties in the manner currently contemplated; that the estimates of TransGlobe's reserves and resource volumes and the assumptions related thereto (including commodity prices and development costs) are accurate in all material respects; and other matters.
Forward-looking statements or information are based on current expectations, estimates and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties which may cause actual results to differ materially from the forward-looking statements or information include, among other things, operating and/or drilling costs being higher than anticipated; unforeseen changes in the rate of production from TransGlobe's oil and gas properties; changes in price of crude oil and natural gas; adverse technical factors associated with exploration, development, production or transportation of TransGlobe's crude oil reserves; changes or disruptions in the political or fiscal regimes in TransGlobe's areas of activity; changes in tax, energy or other laws or regulations; changes in significant capital expenditures; delays or disruptions in production due to shortages of skilled manpower equipment or materials; economic fluctuations; competition; lack of availability of qualified personnel; the results of exploration and development drilling and related activities; obtaining required approvals of regulatory authorities; volatility in market prices for oil; fluctuations in foreign exchange or interest rates; environmental risks; ability to access sufficient capital from internal and external sources; failure of counterparties to perform under the terms of their contracts; failure to satisfy the conditions to utilization of the funding arrangement; that the board of directors determines to use the initial advance in a manner different from that set forth herein; failure to satisfy the advances with delivery of crude oil to Mercuria; and other factors beyond the Company's control. Readers are cautioned that the foregoing list of factors is not exhaustive. Please consult TransGlobe’s public filings at www.sedar.com and www.sec.gov/edgar.shtml for further, more detailed information concerning these matters, including additional risks related to TransGlobe's business.

The forward-looking statements or information contained in this news release are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise unless required by applicable securities laws. The forward-looking statements or information contained in this news release are expressly qualified by this cautionary statement.

For further information, please contact: Investor Relations Steve Langmaid Telephone: 403.444.4787 Email: investor.relations@trans-globe.com Web site: http://www.trans-globe.com